As filed with the Securities and Exchange Commission on December 14, 2000.
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         -----------------------------
                              TXU ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

          Texas                   Energy Plaza               75-1837355
(State of incorporation or     1601 Bryan Street         (I.R.S. Employer
       organization)           Dallas, Texas 75201       Identification No.)
                                (212) 812-4600
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

  ROBERT A. WOOLDRIDGE, Esq.             PETER B. TINKHAM, Esq.         ROBERT J. REGER, JR., Esq.
Worsham Forsythe Wooldridge LLP    Secretary and Assistant Treasurer    Thelen Reid & Priest LLP
     1601 Bryan Street                         TXU Corp.                   40 West 57th Street
    Dallas, Texas 75201                    1601 Bryan Street            New York, New York 10019
      (214) 979-3000                      Dallas, Texas 75201                (212) 603-2000
                                           (214) 812-4600

        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                         -----------------------------
    It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

                             RICHARD L. HARDEN, Esq.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                          New York, New York 10004-1490
                                 (212) 858-1000
                          -----------------------------
     Approximate date of commencement of proposed sale to the public:
December 14, 2000.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 333-42985 and
                                                            -------------
No. 33-83976.
------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                          PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
 Title of each class of securities      Amount to be       OFFERING PRICE       AGGREGATE       REGISTRATION
         to be registered                registered          PER UNIT*        OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------------------------
  First Mortgage Bonds                  $76,150,000             100%           $76,150,000        $20,104
==============================================================================================================

     * Estimated solely for the purpose of calculating the registration fee.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (Securities Act), with respect to the offering by TXU Electric Company (Company) of $76,150,000 million in aggregate principal amount of its First Mortgage Bonds. In accordance with the provisions of General Instruction IV of Form S-3, the contents of Registration Statement No. 333-42985 (including the combined prospectus filed pursuant to Rule 429 under the Securities Act in connection with that registration statement and Registration Statement No. 33-83976) which was filed with the Securities and Exchange Commission on December 23, 1997, including the exhibits thereto, is incorporated by reference into this registration statement.

ITEM 16.  EXHIBITS.

5(a) Opinion and Consent of Worsham Forsythe Wooldridge LLP, General Counsel to TXU Electric Company.

5(b) Opinion and Consent of Thelen Reid & Priest LLP, Of Counsel to TXU Electric Company.

15 Letter of Deloitte & Touche LLP regarding unaudited condensed interim financial information.

23(a)     Independent Auditors' Consent of Deloitte & Touche LLP.

23(b) Consent of Worsham Forsythe Wooldridge LLP (included in opinion, attached hereto as Exhibit 5(a)).

23(c) Consent of Thelen Reid & Priest LLP (included in opinion, attached hereto as Exhibit 5(b)).

24 Powers of Attorney (included on the signature pages of this registration statement).

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 14th day of December, 2000.

                                        TXU ELECTRIC COMPANY


                                        By:  /s/ Erle Nye
                                           ------------------------------------
                                             (Erle Nye, Chairman of the Board
                                                   and Chief Executive)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                          Title                    Date
          ---------                          -----                    ----

     /s/ Erle Nye                       Principal Executive  )
----------------------------------      Officer              )
(Erle Nye, Chairman of the              and Director         )
Board and Chief Executive)                                   )
                                                             )
     /s/ Kirk R. Oliver                 Principal Financial  )
----------------------------------      Officer              )
(Kirk R. Oliver, Vice President)                             )
                                                             )
     /s/ Jerry W. Pinkerton,            Principal Accounting )
----------------------------------      Officer              )
(Jerry W. Pinkerton, Vice President)                         )
                                                             )
     /s/ T.L. Baker                     Director             )
----------------------------------                           )
        (T.L. Baker)                                         )
                                                             ) December 14, 2000
     /s/ D.W. Biegler                   Director             )
----------------------------------                           )
       (D.W. Biegler )                                       )
                                                             )
     /s/ Barbara Curry                  Director             )
----------------------------------                           )
      (Barbara Curry )                                       )
                                                             )
     /s/ M.S. Greene                    Director             )
----------------------------------                           )
       (M.S. Greene)                                         )
                                                             )
     /s/ Michael J. McNally             Director             )
----------------------------------                           )
     (Michael J. McNally)                                    )
                                                             )
     /s/ W.M. Taylor                    Director             )
----------------------------------                           )
     (W.M. Taylor)                                           )